[LEGEND]    Exhibit 10.1 to Form 8-K dated 12/28/95
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                       PURCHASE AGREEMENT


     PURCHASE AGREEMENT ("Agreement") dated as of November 30, 1995 by and between Liberty Equipment Investors L.P.-1984, a limited partnership organized under the laws of Delaware and having its office at World Financial Center, South Tower, 225 Liberty Street, New York, New York 10080-6114 ("Seller"), and Trans Ocean Container Corporation, a Delaware corporation, as successor in interest to Trans Ocean Ltd., a California corporation, having its office at 851 Traeger Avenue, San Bruno, California 94066 ("Buyer").

                           WITNESSETH:

     WHEREAS, Seller is the owner of those (i) 494 standard 40-foot dry cargo marine shipping containers, (ii) 4 40-foot high cube dry cargo marine shipping containers, (iii) 71 standard 20-foot refrigerated marine shipping containers and (iv) 72 standard 40-foot refrigerated marine shipping containers, all as described in the Verification Certificate attached hereto as Schedule I (collectively herein the "Containers" or the "Equipment"), which are currently operated, or if heretofore destroyed were operated at the time of such destruction, as part of Buyer's equipment operating pools pursuant to a Pooling and Agency Agreement dated December 12, 1984 between Buyer and Seller (the "Pooling and Agency Agreement")(capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Pooling and Agency Agreement); and

     WHEREAS, Seller desires to sell and assign to Buyer and Buyer desires to purchase from Seller all of Seller's right, title and interest in and to the Equipment and any disposition proceeds thereof and each party desires to terminate the Pooling and Agency Agreement and that certain Container Sales Agency Agreement dated December 12, 1984 between Seller and Buyer (the "Container Sales Agency Agreement"), all upon the terms and provisions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:

     1. Sale of Equipment: Seller hereby agrees to sell to Buyer, effective as of November 30, 1995 (the "Purchase Date"), and Buyer hereby agrees to accept, purchase and pay for, the Equipment and any disposition proceeds thereof at the price and upon all other terms and provisions herein provided.

     2. Equipment Purchase Price: The aggregate purchase price payable to Seller by Buyer hereunder for the Equipment is $1,418,800, computed at the per Container prices set forth on
Schedule II attached hereto, which shall be paid on the Closing Date (defined below) to Seller by Buyer to the account and in the manner set forth in Section 5 below.

     3. Termination of Management Agreement: Effective as of the Purchase Date upon payment by Buyer and receipt by Seller of the Purchase Price and the Settlement Amount (each as defined below), the Pooling and Agency Agreement shall terminate as of the Purchase Date and be of no further force or effect. In settlement of (i) all amounts accrued in respect of the Equipment or otherwise accrued against the account of Buyer under the Pooling and Agency Agreement through the Purchase Date and remaining unpaid as of the Closing Date, net of (ii) all amounts accrued in respect of the Equipment or otherwise accrued against the account of Seller under the Pooling and Agency Agreement through the Purchase Date and remaining unpaid as of the Closing Date, Buyer shall pay to Seller on the Closing Date an amount equal to $54,896.88 (the "Settlement Amount"). The Settlement Amount shall be paid to Seller by Buyer to the account and in the manner set forth in Section 5 below.

     4. No Sales Agency Fee: Buyer and Seller hereby agree that no sales commission, fee or any amount whatsoever shall be payable to Buyer pursuant to the Container Sales Agency Agreement, or otherwise, in connection with the sale effected pursuant to this Agreement, and that upon payment of the Purchase Price and the Settlement Amount the Container Sales Agency Agreement shall terminate as of the Purchase Date and be of no further force or effect with no obligation on the part of any party thereto to the other.

     5. Terms of Payment: Buyer hereby agrees to make payment of the Purchase Price and the Settlement Amount to Seller on December 15, 1995 (the "Closing Date") by wire transfer of immediately available funds to Seller's account indicated on
Schedule III attached hereto, provided that prior to such payment Buyer's counsel shall have received, in escrow in substantially the form annexed to this Agreement as Exhibit A, an original Bill of Sale by Seller to Buyer covering each item of Equipment described in the Verification Certificate (the "Bill of Sale").

          The parties hereto acknowledge and agree that the Purchase Price and the Settlement Amount, collectively, constitute full satisfaction and settlement for the purchase of the Equipment and, in addition, of any and all amounts payable by Buyer to Seller and any and all amounts payable by Seller to Buyer, in each case with respect to the Equipment and the operation thereof under the Pooling and Agency Agreement and the Container Sales Agency Agreement (the "Subject Agreements"), and upon receipt of the Purchase Price and the Settlement Amount by Seller, Buyer shall have no further liability or obligation to Seller and Seller shall have no further liability or obligation to Buyer for the purchase of the Equipment or for payments arising under the Subject Agreements for any period whatsoever.

     6. Pre-Closing Operations: Subject to the receipt by Seller of the Purchase Price and the Settlement Amount on the Closing Date, all revenues generated and operating expenses incurred directly or indirectly in connection with the use and operation of the Equipment after the Purchase Date shall be for Buyer's account, and Seller hereby irrevocably assigns to Buyer all of Seller's rights to payment arising in connection with such use and operation of the Equipment for such period.

     7. Delivery: The Equipment is hereby sold as is and where is without being moved from the possession and use of the user thereof.

     8. Taxes: Buyer shall be responsible for the payment of any sales, use or other taxes (other than income taxes of Seller) on or in respect of the Equipment as a result of the sale provided for herein or otherwise. In addition, Buyer shall be responsible for any taxes imposed upon any rent, pooling payments or similar payments due and payable under any agreement for the possession or use of the Equipment, becoming due after the Purchase Date. Buyer shall pay the foregoing taxes when due or, to the extent payable by Seller, shall reimburse, indemnify and hold Seller harmless for the amount thereof including any penalty or interest payments thereon.

     9. Warranties of Manufacturer: Seller hereby assigns to Buyer, to the extent assignable, all of its rights in, to and under the manufacturer's warranties in connection with the Equipment and indemnities of the manufacturer against patent infringement claims, including, without limitation, those that the use of any patented article or design in the design or manufacture of any item of Equipment constitutes an infringement of any patent.

     10. Seller's Representations and Warranties: Seller hereby represents and warrants to Buyer as of this date as follows:

          (a) Seller has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

          (b) The making and performance of this Agreement and the transactions contemplated hereby do not contravene any provision of law applicable to Seller and do not conflict and are not inconsistent with, and will not result (with or without the giving of notice or passage of time or both) in a breach of or creation of any lien, charge or encumbrance upon the Equipment pursuant to the terms of any credit agreement, indenture, lease, guarantee or other instrument to which Seller is a party or by which Seller may be bound or to which it or the Equipment may be subject.

          (c) Seller is not party to, nor has it agreed to enter into, any agreement, express or implied, requiring the payment to any person or entity, either directly or indirectly, of any broker's or finder's fee in connection with this Agreement, the transaction contemplated hereby or the Equipment.

          (d) Seller shall have, and upon payment of the Purchase Price and Settlement Amount hereunder, shall convey to Buyer good and merchantable title to each item of Equipment, free and clear of all liens, encumbrances and security interests of any kind whatsoever.

Each unit of Equipment sold to Buyer hereunder is sold "AS IS" and "WHERE IS" and EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE BILL OF SALE, SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY KIND AS TO THE CONDITION OR QUALITY OF THE EQUIPMENT (INCLUDING REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR
USE) WHETHER KNOWN OR UNKNOWN, LATENT OR PATENT, ALL OF WHICH SELLER HEREBY DISCLAIMS AND WITH BUYER HAVING HAD REASONABLE OPPORTUNITY FOR INSPECTION OF THE EQUIPMENT.

     11. Buyer's Representations and Warranties: Buyer hereby represents and warrants to Seller as of this date as follows:

          (a) Buyer has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

          (b) The making and performance of this Agreement and the transactions contemplated hereby do not contravene any provision of law applicable to Buyer and do not conflict and are not inconsistent with, and will not result (with or without the giving of notice or passage of time or both) in a breach of any credit agreement, indenture, lease, guarantee or other instrument to which Buyer is a party or by which Buyer may be bound or to which it may be subject.

          (c) Buyer is not party to, nor has it agreed to enter into, any agreement, express or implied, requiring the payment to any person or entity, either directly or indirectly, of any broker's or finder's fee in connection with this Agreement, the transaction contemplated hereby or the Equipment.

          (d) No default by Buyer exists under the Pooling and Agency Agreement.

          (e) The reports, schedules and information prepared by Buyer and provided by Buyer to Seller pursuant to the terms of the Pooling and Agency Agreement, or describing the Equipment or the operation thereof under the Pooling and Agency Agreement, have included all information required to be presented therein to provide true and correct information as to those matters purported to be covered thereby, and any estimates provided therein have been arrived at in a reasonable manner consistent with Buyer's business practices generally.

          (f) Since the Equipment has been managed by Buyer for Seller pursuant to the Pooling and Agency Agreement, Buyer or its agents have had sufficient opportunity to inspect each item of Equipment and to determine its condition.

     12. Miscellaneous: Seller and Buyer acknowledge that this Agreement and the documents referred to herein contain the entire agreement between Seller and Buyer, and that there are no agreements or understandings between Seller and Buyer with respect to the Equipment other than as set forth herein and in such other documents. Neither Seller nor Buyer may assign this Agreement without the prior written consent of the other party. This Agreement may be executed in one or more counterparts, each of which together shall constitute one agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.



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     IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their duly authorized officers as of the day and year first above written.

                              SELLER:

                              LIBERTY EQUIPMENT INVESTORS L.P. - 1984

                              By:  Whitehall Partners Inc.
                                   Its General Partner

                              By:  ______________________________
                                    Name:
                                    Title:

                              BUYER:

                              TRANS OCEAN CONTAINER CORPORATION

                              By:  ______________________________
                                    Name:
                                    Title:


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                           Schedule I

                    VERIFICATION CERTIFICATE



      EQUIPMENT
          TYPE                     POOL               CONTAINER NUMBER
40' Dry Cargo                   CMB I              See attached Exhibit A
40' Dry Cargo                   CMB II             See attached Exhibit B
40' High Cube Dry               CMB II             See attached Exhibit C
Cargo
20' Reefer                      RFR I              See attached Exhibit D
40' Reefer                      RFR I              See attached Exhibit E


                                                        641 Containers


     The foregoing 641 Containers identified by their respective container numbers, are currently in service with Trans Ocean Container Corporation, a Delaware corporation, and are hereby verified as the items of Equipment currently managed by Trans Ocean Container Corporation under the Pooling and Agency Agreement dated December 12, 1984.


                                      TRANS OCEAN CONTAINER CORPORATION


_______________________               By:  ______________________________
        Date                                Name:
                                            Title:

                           Schedule II


                                                            Total
 Equipment               Number of    Purchase Price       Purchase
   Type        Pool     Containers     per Container        Price

40' Dry        CMB I        254           $1,200           $  304,800
Cargo
40' Dry        CMB          240           $1,340              321,600
Cargo          II
40' High                                  $1,680                6,720
Cube           CMB            4
    Dry        II
Cargo
20' Reefer     RFR I         71           $4,880              346,480
40' Reefer     RFR I         72           $6,100              439,200
                            641
                                                           $1,418,800

                             EXHIBIT

                          BILL OF SALE


     Liberty Equipment Investors L.P.-1984 ("Seller"), in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, transfer and set over unto Trans Ocean Container Corporation, ("Buyer") the following equipment ("Equipment"), upon the terms set forth in the Purchase Agreement dated as of November 30, 1995, by and between Seller and Buyer (the "Agreement"):

         Description                       Serial Numbers

641 standard 40-foot dry cargo     See attached Exhibits A, B, C,
and high cube dry cargo marine     D and E
shipping containers and
standard 20-foot and 40-foot
refrigerated marine shipping
containers, and any
disposition proceeds thereof


     TO HAVE AND TO HOLD the Equipment and any such disposition proceeds thereof to the Buyer, its successors and assigns, for its and their own use and behalf forever.

Seller hereby represents and warrants to Buyer, its successors and assigns, that as of the date hereof:

     1. Seller has good and merchantable title to each item of Equipment and good and lawful right to sell such Equipment or as to such Equipment as has heretofore been destroyed, the right to assign the disposition proceeds thereof.

     2. No item of Equipment is subject to any lien, encumbrance or security interest of any nature whatsoever.

Seller agrees that all of Buyer's interest in and to this Bill of Sale and any and all warranties relating to the Equipment may be assigned by Buyer to any party with an interest therein, including any party with a security interest.

     IN WITNESS WHEREOF, Seller has caused this instrument to be duly executed in its name by its officers thereunto duly authorized this 30th day of November, 1995.

                              SELLER:

                              LIBERTY EQUIPMENT INVESTORS L.P. - 1984

                              By:  Whitehall Partners Inc.
                                   General Partner

                              By:  ______________________________
                                   Title: